                                  EXHIBIT 5(d)

            AMENDED SCHEDULE A TO THE INVESTMENT ADVISORY AGREEMENT

                               Amended Schedule A
                  to the Investment Advisory Agreement between
              American Performance Funds and Bank of Oklahoma, N.A.
                      (formerly BancOklahoma Trust Company)
                              dated October 1, 1994

Name of Fund                                                  Compensation*
------------                                                  -------------

American Performance U.S.                            Annual rate of forty one-hundredths of one
  Treasury Fund                                      percent (.40%) of American Performance
                                                     U.S. Treasury Fund's average daily net assets.

American Performance Cash                            Annual rate of forty one-hundredths of one
  Management Fund                                    percent (.40%) of American Performance
                                                     Cash Management Fund's average daily net assets.

American Performance Bond                            Annual rate of fifty-five one-hundredths of one
  Bond Fund                                          hundredths of one percent (.55%) of American
                                                     Performance Bond Fund's average daily net assets.

American Performance                                 Annual rate of fifty-five one-hundredths of one
  Intermediate Bond Fund                             percent (.55%) of American Performance
                                                     Intermediate Bond Fund's average daily net assets.

American Performance                                 Annual rate of fifty-five one-hundredths of one
  Intermediate Tax-Free                              percent (.55%) of American Performance
  Bond Fund                                          Intermediate Tax-Free Bond Fund's average daily net
                                                     assets.

American Performance                                 Annual rate of fifty-five one-hundredths of one
  Short-Term Income Fund                             percent (.55%) of American Performance Short-Term
                                                     Income Fund's average daily net assets.

                               Amended Schedule A
                  to the Investment Advisory Agreement between
              American Performance Funds and Bank of Oklahoma, N.A.
                      (formerly BancOklahoma Trust Company)
                              dated October 1, 1994

Name of Fund                                       Compensation*
------------                                       -------------

American Performance Equity             Annual rate of sixty-nine one-hundredths of one
  Fund                                  percent (.69%) of American Performance Equity Fund's
                                        average daily net assets.

American Performance                    Annual rate of sixty-nine one-hundredths of one
  Aggressive Growth Fund                percent (.69%) of American Performance Aggressive
                                        Growth Fund's average daily net assets.

American Performance                    Annual rate of seventy-four one-hundredths of one
  Balanced Fund                         percent (.74%) of American Performance Balanced
                                        Fund's average
daily net assets.

American Performance                    Annual rate of sixty-nine one-hundredths of one
  Growth Equity Fund                    percent (.69%) of American Performance Growth Equity
                                        Fund's average daily net assets.

[SEAL]                                  American Performance Funds

                                        By:  /s/ D'Ray Moore
                                             ------------------------
                                        Date:  August 22, 1997


[SEAL]                                  Bank of Oklahoma, N.A.

                                        By:  /s/ H. J. Holloman
                                             ------------------------
                                        Date:  July 18, 1997

-------------
*  All fees are computed daily and paid monthly.